As filed with the Securities and Exchange Commission on October 23, 2015

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Amazon.com, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	410 Terry Avenue North Seattle, WA 98109-5210	91-1646860
(State or Other Jurisdiction of Incorporation or Organization)	(Address of Principal Executive Offices Including Zip Code)	(I.R.S. Employer Identification No.)

ELEMENTAL TECHNOLOGIES, INC. 2006 STOCK INCENTIVE PLAN

(Full Title of the Plan)

David A. Zapolsky Senior Vice President, General Counsel, and Secretary Amazon.com, Inc. 410 Terry Avenue North Seattle, WA 98109-5210	Copies to: Ronald O. Mueller, Esq. Gibson, Dunn & Crutcher LLP 1050 Connecticut Avenue, N.W. Washington, D.C. 20036-5306

(Name and Address of Agent For Service)

(206) 266-1000

(Telephone Number, Including Area Code, of Agent For Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(2)
Common Stock, $0.01 par value per share	29,922	N/A	$4,040,892.42	$406.92

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, there are also being registered such additional shares of Common Stock that become available under the foregoing plan in connection with changes in the number of shares of outstanding Common Stock because of events such as recapitalizations, stock dividends, stock splits and reverse stock splits effected without receipt of consideration.
(2)	Pursuant to Securities Act Rule 457(h)(1), the filing fee is calculated under Rule 457(c) with respect to outstanding restricted stock units, based upon the average of the high and low prices for the Common Stock on October 16, 2015, which was $565.63, and under Rule 457(h)(1) with respect to outstanding options, based on the price at which the options may be exercised.

INTRODUCTION

This Registration Statement on Form S-8 is filed by Amazon.com, Inc., a Delaware corporation (the “Registrant” or the “Company”), relating to the shares of the Company’s Common Stock, par value $0.01 per share (the “Common Stock”), to be offered pursuant to the Company’s assumption of the Elemental Technologies, Inc. 2006 Stock Incentive Plan, as amended and restated (the “Plan”).

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information required in Part I of this Registration Statement is included in one or more prospectuses for the Plan that are not filed as part of this Registration Statement in accordance with Rule 428 of the Securities Act of 1933, as amended (the “Securities Act”), and the Note to Part I of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents previously filed with the Securities and Exchange Commission (“Commission”) are hereby incorporated by reference into this Registration Statement:

1.	The Company’s latest Annual Report on Form 10-K filed pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or latest prospectus filed pursuant to Rule 424(b) under the Securities Act that contains audited financial statements for the Company’s latest fiscal year for which such statements have been filed;

2.	All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Company’s latest Annual Report or prospectus referred to in (1) above; and

3.	The description of the Common Stock set forth under the caption “Description of Registrant’s Securities to be Registered” in the Company’s Registration Statement on Form 8-A dated May 2, 1997, together with any amendment or report filed with the Commission for the purpose of updating such description.

In addition, all documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and made part hereof from their respective dates of filing (such documents, and the documents listed above, being hereinafter referred to as “Incorporated Documents”); provided, however, that the documents listed above or subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act in each year during which the offering made by this Registration Statement is in effect prior to the filing with the Commission of the Company’s Annual Report on Form 10-K covering such year shall cease to be Incorporated Documents or be incorporated by reference in this Registration Statement from and after the filing of such Annual Reports.

Any statement contained herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed Incorporated Document modifies or supersedes such statement. Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

The Registrant’s Exchange Act file number with the Commission is 000-22513.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law (the “DGCL”) provides that a corporation may indemnify its directors and officers, as well as other employees and individuals, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation – a “derivative action”), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys’ fees) incurred in connection with the defense or settlement of such actions, and the statute requires court approval before there can be any indemnification in which the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation’s bylaws, disinterested director vote, stockholder vote, agreement or otherwise.

Section 10 of the Company’s Amended and Restated Bylaws requires indemnification to the full extent permitted under Delaware law as it now exists or may hereafter be amended. Subject to any restrictions imposed by Delaware law, the Amended and Restated Bylaws provide an unconditional right to indemnification for all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) actually and reasonably incurred or suffered by any person in connection with any actual or threatened action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that such person is or was serving as a director or officer of the Company or that, being or having been a director or officer of the Company, such person is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan.

The Amended and Restated Bylaws also provide that the Company may, by action of its Board of Directors, provide indemnification to its employees and agents with the same scope and effect as the foregoing indemnification of directors and officers.

Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for (i) any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) payments of unlawful dividends or unlawful stock repurchases or redemptions or (iv) any transaction from which the director derived an improper personal benefit.

Article 10 of the Company’s Restated Certificate of Incorporation provides that to the full extent that the DGCL, as it now exists or may hereafter be amended, permits the limitation or elimination of the liability of directors, a director of the Company shall not be liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director. Any amendment to or repeal of such Article 10 shall not adversely affect any right or protection of a director of the Company for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

The Company has entered into certain indemnification agreements with its officers and directors. The indemnification agreements provide the Company’s officers and directors with further indemnification, to the maximum extent permitted by the DGCL.

The foregoing summaries are necessarily subject to the complete text of the DGCL, the Company’s Restated Certificate of Incorporation and Amended and Restated Bylaws, and the indemnification agreements referred to above and are qualified in their entirety by reference thereto.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

See exhibits listed under the Exhibit Index below.

Item 9.	Undertakings.

1. The undersigned Registrant hereby undertakes:

(a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (1)(a)(i) and (1)(a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement;

(b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering; and

(d) That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities: The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424; (ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant; (iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and (iv) any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

2. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington, on this 23rd day of October, 2015.

AMAZON.COM, INC.

By:	/s/ Shelley L. Reynolds
Name:	Shelley L. Reynolds
Title:	Vice President, Worldwide Controller (Principal Accounting Officer)

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated below. Each of the directors and/or officers of the Registrant whose signature appears below hereby appoints Jeffrey P. Bezos, Brian T. Olsavsky, David A. Zapolsky, Michael D. Deal, and Mark F. Hoffman and each of them severally as his or her attorney-in-fact to date and file with the Securities and Exchange Commission this Registration Statement on Form S-8, and to sign, date and file any and all amendments and post-effective amendments to this Registration Statement, in each case on his or her behalf, in any and all capacities stated below, as appropriate, in such forms as they or any one of them may approve, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done to the end that such Registration Statement or Registration Statements shall comply with the Securities Act of 1933, as amended, and the applicable Rules and Regulations adopted or issued pursuant thereto, as fully and to all intents and purposes as he or she might or could do in person, and generally to do all such things on their behalf in their capacities as officers and directors to enable the Registrant to comply with the provisions of the Securities Act of 1933, and all requirements of the Securities and Exchange Commission.

Signature, Name and Title	Date	Signature, Name and Title	Date

/s/ Jeffrey P. Bezos	10/23/15	/s/ Jamie S. Gorelick	10/23/15
Jeffrey P. Bezos		Jamie S. Gorelick
Chairman of the Board, President and Chief Executive Officer (Principal Executive Officer)		Director

/s/ Brian T. Olsavsky	10/23/15	/s/ Judith A. McGrath	10/23/15
Brian T. Olsavsky		Judith A. McGrath
Senior Vice President and Chief Financial Officer (Principal Financial Officer)		Director

/s/ Shelley L. Reynolds	10/23/15	/s/ Alain Monié	10/23/15
Shelley L. Reynolds		Alain Monié
Vice President, Worldwide Controller (Principal Accounting Officer)		Director

/s/ Tom A. Alberg	10/23/15	/s/ Jonathan Rubinstein	10/23/15
Tom A. Alberg		Jonathan Rubinstein
Director		Director

/s/ John Seely Brown	10/23/15	/s/ Thomas O. Ryder	10/23/15
John Seely Brown		Thomas O. Ryder
Director		Director

/s/ William B. Gordon	10/23/15	/s/ Patricia Q. Stonesifer	10/23/15
William B. Gordon		Patricia Q. Stonesifer
Director		Director

EXHIBIT INDEX

Exhibit No.	Description

4.1	Restated Certificate of Incorporation, incorporated herein by reference to Exhibit 3.1 of the Registrant’s Form 10-Q for the quarter ended March 31, 2000.

4.2	Amended and Restated Bylaws, incorporated herein by reference to Exhibit 3.1 of the Registrant’s Form 8-K filed on February 18, 2009.

5.1	Opinion of Gibson, Dunn & Crutcher LLP.

23.1	Consent of Gibson, Dunn & Crutcher LLP (contained in Exhibit 5.1).

23.2	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.

24.1	Power of Attorney (contained on signature page).

99.1	Elemental Technologies, Inc. 2006 Stock Incentive Plan, as amended and restated.